Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Sheri Woodruff	Ed Arditte
	609-720-4399	609-720-4621
	swoodruff@tyco.com	John Roselli
609-720-4624
Karen Chin 609-720-4398

TYCO INTERNATIONAL ANNOUNCES CLOSE OF SALE OF PLASTICS, ADHESIVES

AND LUDLOW COATED PRODUCTS BUSINESSES TO APOLLO MANAGEMENT

PEMBROKE, Bermuda – Feb. 16, 2006 – Tyco International Ltd., (NYSE: TYC; BSX: TYC) today announced that it has closed the previously-announced sale of its Plastics, Adhesives and Ludlow Coated Products businesses to an affiliate of private investment firm Apollo Management, L.P., for $975 million in cash.

Total 2005 revenue for these businesses was $1.7 billion. Tyco’s A&E Products Group, a leading global producer of plastic garment hangers, is not included in this transaction – and is being sold separately.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Fire & Security, Electronics, Healthcare, and Engineered Products & Services. With 2005 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide. More information on Tyco can be found at www.tyco.com.

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